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                                    EXHIBIT A
                            ARTICLES OF AMENDMENT AND
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       CONSECO VARIABLE INSURANCE COMPANY

                                NOVEMBER 26, 2002

     In conformity with the provisions of Article 3.05 of the Texas Insurance Code and Articles 4.04 and 4.07 of the Texas Business Corporation Act, Conseco Variable Insurance Company hereby adopts Articles of Amendment and Restated Articles of Incorporation which accurately copy the Articles of Incorporation of the Company and all amendments thereto that are in effect to date and as further amended as hereinafter set forth and which contain no other change in any provision thereof.

                                   ARTICLE ONE

     The name of the corporation is Conseco Variable Insurance Company (hereinafter referred to as the "Corporation").

                                   ARTICLE TWO

     Each amendment made hereby to the Corporation's Articles of Incorporation was adopted by the unanimous written consent, dated November 26, 2002, of JNF Holding Company, Inc. (the "Parent"), the sole shareholder of the Company. The Articles of Incorporation of the Corporation, as previously amended, are hereby further amended as follows:

     A. Article I. of the Articles of Incorporation is amended to change the name of the Corporation so that Article I., as amended, reads as follows:

                                   "ARTICLE I.

          The name of the corporation shall be Jefferson National Life Insurance Company."

     B. Article II. of the Articles of Incorporation is amended to change the home office location of the Corporation so that Article II., as amended, reads as follows:

                                  "ARTICLE II.

          The location of its home office shall be Dallas, Dallas County, Texas."

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     C.   Article IV. of the Articles of Incorporation regarding the capital stock of the Corporation is hereby amended so that Article IV., as amended, reads as follows:

                                  "ARTICLE IV.

          The aggregate amount of the authorized capital stock of this corporation shall be $9,112,000.00. The aggregate number of shares which the corporation shall have authority to issue is 1,105,000, consisting of
     (1) 1,065,000 shares of common stock, each of the par value of $4.80, of which 1,043,565 shares or approximately 98% have been subscribed, and (2) 40,000 shares of preferred stock, each of the par value of $100.00, of which no shares have been subscribed, so that approximately 94% of the aggregate par value of the shares authorized to be issued in the amount of $5,009,112 has been fully subscribed and fully paid.

          The preferred stock may be issued in one or more series. The designations, preferences and other special rights, of the preferred stock of each series shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of preferred stock of such series. Such resolution or resolutions shall (a) specify the series to which the preferred stock shall belong, (b) state whether a dividend shall be payable in cash, stock or otherwise, whether such dividend shall be cumulative or non-cumulative and whether the preferred stock of such series shall rank on parity with any other series of preferred stock as to dividend and fix the dividend rate therefore (or the manner of computing the rate of such dividends thereon), (c) fix the amount which the holders of the preferred stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, (d) state whether or not the preferred stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption; and may provide for a sinking fund for the purchase or redemption; or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares of preferred stock purchased or otherwise reacquired or redeemed or retired through operation thereof, and that so long as the corporation is in default as to such sinking or purchase fund the corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase or redeem shares of capital common stock with respect to dividends or distribution of assets upon liquidation; and grant such other special rights to the holders of shares of such series as the Board of Directors may determine and as shall not be inconsistent with the provisions of this Article."

     D. Article VI. of the Articles of Incorporation is amended to reflect the current number of directors constituting the Board of Directors and the names and

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addresses of the of the persons who are presently serving as so that Article
VI., as amended, reads as follows:

                                  "ARTICLE VI.

          The corporation shall have a Board of Directors of not less than five
     (5) nor more than fifteen (15), which shall manage the affairs and property of the corporation. The By-Laws shall specify the number of directors within the limits herein specified, and such number may be increased or decreased from time to time by amendment to the By-Laws of the corporation, but shall never be decreased to less than five (5) in number. The directors shall be elected annually or as provided by law and shall hold office until their successors are elected and qualify. The number of directors constituting the present Board of Directors is five (5) and the names and addresses of the persons who are presently serving as directors until the next annual meeting of the stockholders or until their successors are elected and have qualified, are:

          Shane Gleeson
          7602 Endecott Place
          Prospect, KY 40059

          Thomas Leaton
          305 Roosevelt Ct., NE
          Vienna, VA 22180

          Tracey Hecht Smilow
          140 Perry St., #4
          New York, NY 10014"

          Dean Kehler
          1115, 5th Avenue
          New York, NY 10128

          David Smilow
          140 Perry St., #4
          New York, NY 10014

                                  ARTICLE THREE

     The number of shares of the Corporation outstanding at the time of the adoption of the foregoing amendments was 1,043,565 shares of common stock and no shares of preferred stock, and the number of shares entitled to vote thereon was 1,043,565 shares of common stock and no shares of preferred stock. The Parent, holder of all 1,043,565 outstanding shares of common stock entitled to vote, has executed a unanimous written consent voting such shares "FOR" the adoption of the foregoing amendments and no shares were voted against the amendments.

                                  ARTICLE FOUR

     Each of the foregoing amendments has been effected in conformity with the applicable provisions of Texas law.

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                                  ARTICLE FIVE

     The Articles of Incorporation of the Corporation, and all previous amendments and supplements thereto, are hereby superseded by the following Restated Articles of Incorporation, which correctly and accurately set forth the entire text thereof, as further amended by the amendments set forth in Article Two hereof:

                       "RESTATED ARTICLES OF INCORPORATION
                                       OF
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

                                   ARTICLE I.

          The name of the corporation shall be Jefferson National Life Insurance Company.

                                   ARTICLE II.

          The location of its home office shall be Dallas, Dallas County, Texas.

                                  ARTICLE III.

          The purpose for which this corporation is formed is to engage in the life, health, and accident insurance business, in accordance with and as defined by Chapter 3 of Title 78 of the Revised Statutes of the State of Texas, and to do and perform all other kinds and character of business, as such life, health, and accident insurance company is permitted or authorized to do by the laws of the State of Texas.

                                   ARTICLE IV.

          The aggregate amount of the authorized capital stock of this corporation shall be $9,112,000.00. The aggregate number of shares which the corporation shall have authority to issue is 1,105,000, consisting of
     (1) 1,065,000 shares of common stock, each of the par value of $4.80, of which 1,043,565 shares or approximately 98% have been subscribed, and (2) 40,000 shares of preferred stock, each of the par value of $100.00, of which no shares have been subscribed, so that approximately 94% of the aggregate par value of the shares authorized to be issued in the amount of $5,009,112 has been fully subscribed and fully paid.

          The preferred stock may be issued in one or more series. The designations, preferences and other special rights, of the preferred stock of each series shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of preferred stock of such series. Such resolution or resolutions shall (a) specify the series to

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     which the preferred stock shall belong, (b) state whether a dividend shall be payable in cash, stock or otherwise, whether such dividend shall be cumulative or non-cumulative and whether the preferred stock of such series shall rank on parity with any other series of preferred stock as to dividend and fix the dividend rate therefore (or the manner of computing the rate of such dividends thereon), (c) fix the amount which the holders of the preferred stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, (d) state whether or not the preferred stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption; and may provide for a sinking fund for the purchase or redemption; or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares of preferred stock purchased or otherwise reacquired or redeemed or retired through operation thereof, and that so long as the corporation is in default as to such sinking or purchase fund the corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase or redeem shares of capital common stock with respect to dividends or distribution of assets upon liquidation; and grant such other special rights to the holders of shares of such series as the Board of Directors may determine and as shall not be inconsistent with the provisions of this Article.

                                   ARTICLE V.

          The Company shall have perpetual existence.

                                   ARTICLE VI.

          The corporation shall have a Board of Directors of not less than five
     (5) nor more than fifteen (15), which shall manage the affairs and property of the corporation. The By-Laws shall specify the number of directors within the limits herein specified, and such number may be increased or decreased from time to time by amendment to the By-Laws of the corporation, but shall never be decreased to less than five (5) in number. The directors shall be elected annually or as provided by law and shall hold office until their successors are elected and qualify. The number of directors constituting the present Board of Directors is five (5) and the names and addresses of the persons who are presently serving as directors until the next annual meeting of the stockholders or until their successors are elected and have qualified, are:

          Shane Gleeson
          7602 Endecott Place
          Prospect, KY 40059

          Dean Kehler
          1115, 5th Avenue
          New York, NY 10128

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          Thomas Leaton
          305 Roosevelt Ct., NE
          Vienna, VA 22180

          Tracey Hecht Smilow
          140 Perry St., #4
          New York, NY 10014"

          David Smilow
          140 Perry St., #4
          New York, NY 10014

                                  ARTICLE VII.

          A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article does not eliminate or limit the liability of a director for:

          (1) a breach of a director's duty of loyalty to the corporation or its shareholders;
          (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;
          (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;
          (4) an act or omission for which the liability of a director is expressly provided for by statute; or
          (5) an act related to an unlawful stock repurchase or payment of a dividend.

          No repeal or modification of this Article VII by the shareholders of the corporation shall adversely affect any right or protection of a director existing at the time of such repeal or modification with respect to events or circumstances occurring or existing prior to such time."

     IN WITNESS WHEREOF, the undersigned officer executes this instrument and does hereby sign and acknowledge the same for and on behalf of the Corporation this ____ day of November, 2002.

                           CONSECO VARIABLE INSURANCE COMPANY


                           By:  /s/ Shane Gleeson
                               -------------------------
                           Name: Shane Gleeson
                                 -------------------------------
                           Title: President
                                 -------------------------------

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                                 ACKNOWLEDGMENT

THE STATE OF KENTUCKY      Section
                           Section
COUNTY OF JEFFERSON        Section

     BEFORE ME, the undersigned authority, on this day personally appeared Shane Gleeson, known to me to be the President of Conseco Variable Insurance
Company, a Texas life insurance company, who being duly sworn by me, acknowledged to me that he executed the foregoing instrument for the purposes and the consideration therein expressed, and in the capacity therein stated, and that the facts set forth therein are true, to the best of his information and belief.

     Given under my hand and seal of office this 26th day of November, 2002.

[SEAL]
                                           /s/ Andrea Luescher
                                           --------------------------
                                           Notary Public - State of Kentucky
My Commission Expires:

                                  Andrea Luescher
                                  --------------------------
July 20, 2005                     Printed Name of Notary Public
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